EXHIBIT 99.1
FOR IMMEDIATE RELEASE

Company Contact:	Investor Relations Contact:
James Wilson, CEO	Kathleen Heaney
JK Acquisition Corp.	Integrated Corporate Relations
713-978-7557	203- 803-3585

Allen Neel, President
Multi-Shot, LLC
936-441-6655
JK ACQUISITION CORP. AND MULTI-SHOT, LLC ANNOUNCE —
YEAR ENDED DECEMBER 31, 2006 FINANCIAL RESULTS FOR MULTI-SHOT, LLC.
Houston, Texas. May 9, 2007 — JK Acquisition Corp. (AMEX: JKA, JKA-U, JKA-WS) and Multi-Shot, LLC announced the filing of an amended preliminary proxy on Schedule 14A for their pending merger, which includes audited financial results for the year-ended December 31, 2006 for Multi-Shot LLC and pro forma financial information for the combined entities as of and for the fiscal year ended December 31, 2006.
On February 14, 2007, JK Acquisition Corp. (“JKA”) entered into the First Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”) with Multi-Shot, Inc. (“MSI”), a Delaware corporation and wholly-owned subsidiary of JKA, Multi-Shot, LLC (“Multi-Shot”), Catalyst/Hall Growth Capital Management Co., LLC, as Members’ Representative, and the members of Multi-Shot (the “Members”), pursuant to which Multi-Shot will merge with and into MSI (the “Merger”). Following completion of the Merger, it is anticipated that JKA will change its name to MS Energy Services, Inc. Multi-Shot is a leading independent directional drilling services company with an established presence in most major producing onshore oil and gas basins in the United States. The current management team of Multi-Shot will be responsible for managing the operations of MS Energy Services, Inc. and MSI, with Mr. Allen Neel serving as President and CEO. JK Acquisition Corp. CEO and Chairman, James P. Wilson, will become Chairman of MS Energy Services, Inc. and MSI.
On April 3, 2007, JKA announced that Multi-Shot finalized an agreement under which The Stephens Group, LLC, a Little Rock, Arkansas based private equity firm, made a majority equity investment in Multi-Shot and provided subordinated debt financing to Multi-Shot. Such transaction completes a partial recapitalization that will position Multi-Shot for the next stage of its growth and further expand its service capabilities for its customers. The Stephens Group is referred to as the “Investor” in the Merger Agreement.
As more fully described in the preliminary proxy, as amended, which can be found at JK Acquisition Corp.’s web site http://www.jka.com or at the SEC’s web site http://www.sec.gov, Multi-Shot’s net revenue increased $35.9 million or 94.3% to $74.0 million for the year ended December 31, 2006 from $38.1 million for the prior year. Approximately 10% of the increase in revenues is attributed to increased prices charged to its customers for services or equipment and the remaining increase was driven by the additional equipment available to Multi-Shot after significant capital expenditures throughout 2006 as well as increased land drilling activity by exploration and production companies consistent with rising market conditions for the market prices of production from oil and natural gas wells.
Cost of revenues includes compensation for Multi-Shot’s drillers, surveyors, MWD hands and related personnel; third party equipment rentals; costs associated with Multi-Shot’s motor usage; as well as other direct and allocable indirect expenses related to Multi-Shot’s directional and surveying services and equipment. Costs of revenues for the year ended December 31, 2006 increased $21.5 million to $44.7 million from $23.2 million in 2005 or 92.9%. The percentage increase in cost of revenues is consistent with the percentage increase in revenues, at 92.9% versus 94.3%. Costs of revenues as a percentage of revenue decreased slightly to 60.5% for 2006 from 60.9% for 2005.
General and administrative expenses for Multi-Shot include executive and administrative salaries (including non cash compensation expense associated with its 2004 Incentive Plan that no longer exists as of the private recapitalization), insurance costs, third party accounting, legal and tax services, utilities, taxes, loan administration costs, and other miscellaneous expenses. General and administrative expenses increased $5.8 million to $13.3 million for the year ended December 31, 2006 from $7.5 million for the year ended December 31, 2005 or 78%. As a percentage of revenues, general and administrative expenses were 18.0% for the year ended December 31, 2006 and 19.6% for the year ended December 31, 2005.
Depreciation and amortization for Multi-Shot increased $1.8 million from $1.9 million in the year ended December 31, 2005 to $3.7 million in the year ended December 31, 2006 and decreased as a percentage of revenue from 5.1% to 5.0% from 2005 to 2006.

The increase in depreciation is due to Multi-Shot’s capital expenditures for production equipment, which are necessary to sustain the increase in revenues given the desire to reduce the amount of third party equipment rental. Capital expenditures for the year of 2005 were $4.9 million compared to $12.0 million in 2006, of which $0.7 million was financed in 2005 and $2.7 million in 2006. The largest component of this $7.1 million increase relates to increases in Multi-Shot’s motor fleet, as well as the refurbishment and redeployment of several MWD systems that were previously out of service and the purchase of new MWD systems.
James Wilson, Chairman and CEO of JK Acquisition Corp. commented, “We are pleased with the continued revenue momentum that Multi-Shot delivered during 2006. Specifically, revenues continue to benefit from increased demand for the services provided by Multi-Shot while profitability was enhanced, in part due to capital equipment investments made at the end of last year and throughout 2006.”
Mr. Allen Neel, President of Multi-Shot, LLC added, “Increased demand in drilling activity for unconventional gas wells, which are particularly suited for our directional drilling services, has increased significantly over the past year. We made the necessary investment in personnel and equipment to meet this increased demand and we are pleased that we have been able to deliver a record period of revenue and profits for the year ended December 31, 2006.”
About JK Acquisition Corp.
Based in Houston, Texas, JK Acquisition Corp. was formed for the purpose of acquiring one or more operating businesses. JK Acquisition Corp. raised net proceeds of approximately $77 million through its initial public offering consummated in April 2006 and since the offering has dedicated its time to seeking and evaluating business combination opportunities. JK Acquisition Corp.’s efforts have not been limited to a particular industry, but it has focused its efforts on acquiring an operating business in the manufacturing, distribution or service sectors headquartered in North America. A full chronology of its relationship with Multi-Shot, LLC, leading to the executed merger agreement with Multi-Shot, LLC, is included in the preliminary proxy statement previously referenced herein.
About Multi-Shot, LLC
Based in Conroe, Texas, with operations in multiple states, Multi-Shot, LLC provides directional drilling services with an established presence in most major onshore producing oil and gas basins in the U.S. Since its inception in 1980, the company has developed into a leading independent service provider that employs a highly skilled and experienced labor force. The company owns and operates equipment of the highest standards and maintains a diversified customer base that includes large, U.S. independent exploration and production companies.
Safe Harbor
This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about JK Acquisition Corp., Multi-Shot, Inc. (the wholly owned merger subsidiary of JK Acquisition Corp.) and Multi-Shot, LLC (“Multi-Shot”) and their combined business after completion of the proposed merger transaction. Forward looking statements are statements that are not historical facts. All statements, other than statements of historical fact, including, without limitation, statements regarding JK Acquisition Corp.’s or Multi-Shot’s financial position, business strategy, plans and JK Acquisition’s or Multi-Shot’s management’s objectives and future operations, and industry conditions, are forward-looking statements. Such forward-looking statements, based upon the current beliefs and expectations of JK Acquisition Corp.’s and Multi-Shot’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements (“Cautionary Statements”): the failure of JK Acquisition Corp. stockholders to approve the agreement and plan of merger and the transactions contemplated thereby; the number and percentage of JK Acquisition Corp. stockholders voting against the merger and/or electing to exercise their redemption rights; changing interpretations of generally accepted accounting principles; costs associated with continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which Multi-Shot is engaged; the overall U.S. land-based level of rigs and drilling activity; the continued ability of Multi-Shot to successfully execute its business plan involving the proper management of its human resources and asset base; demand for the products and services that Multi-Shot provides; general economic conditions; and, geopolitical events and regulatory changes, as well as other relevant risks detailed in JK Acquisition Corp.’s filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Neither JK Acquisition Corp. nor Multi-Shot assumes any obligation to update the information contained in this press release. All subsequent written and oral forward-

looking statements attributable to JK Acquisition Corp., Multi-Shot, or persons acting on JK Acquisition Corp.’s or Multi-Shot’s behalf, are expressly qualified in their entirety by the Cautionary Statements.
Additional Information and Where to Find It
JK Acquisition Corp. has filed with the SEC a preliminary proxy statement on Schedule 14A, as amended from time to time, in connection with its proposed merger with Multi-Shot LLC. STOCKHOLDERS OF JKA AND OTHER INTERESTED PERSONS ARE ADVISED TO READ, WHEN AVAILABLE, JKA’S DEFINITIVE PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES FOR THE SPECIAL MEETING BECAUSE THIS PROXY STATEMENT WILL CONTAIN IMPORTANT INFORMATION.
The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the acquisition. Stockholders will also be able to obtain a copy of the definitive proxy statement, without charge, once available, at the SEC’s Internet site http://www.sec.gov or by directing a request to Integrated Corporate Relations at 350 Park Avenue, 5th Floor, New York, New York 10022. As a result of the review by the SEC of the preliminary proxy statement, JKA may be required to make changes to its description of the acquired business or other financial or statistical information contained in such preliminary proxy statement.
Interested persons can also read JK Acquisition Corp.’s final prospectus, dated April 11, 2006, for a description of the security holdings of the JK Acquisition Corp. officers and directors and of the managing underwriters and their respective interests in the successful consummation of this business combination.
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Multi-Shot, LLC
Statements of Operations

	Year ended
	December 31,
	2006	2005
Revenues	$73,971,064	$38,080,254
Operating Costs and Expenses:
Cost of revenues	44,720,803	23,177,863
Selling, general and administrative	13,285,913	7,446,588
Depreciation and amortization	3,703,913	1,952,917

	61,710,629	32,577,368

Income from Operations	12,260,435	5,502,886

Other Income (Expense):
Interest expense	(1,185,011)	(857,952)
Other income	70,236	31,310

	(1,114,775)	(826,642)

Net Income	$11,145,660	$4,676,244